Exhibit 10.2
VIACOM INC.
2011 RSU PLAN FOR OUTSIDE DIRECTORS

(Amended and Restated as of January 1, 2016 and as Further Amended and Restated as of
October 31, 2016)
ARTICLE I
GENERAL
Section 1.1 Purpose.
The purpose of the Viacom Inc. 2011 RSU Plan for Outside Directors, as amended and restated as of January 1, 2016 and as further amended and restated as of October 31, 2016 (the “Plan”) is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the “Company”), and its subsidiaries by obtaining and retaining the services of qualified persons who are not employees of the Company or its subsidiaries to serve as directors and to induce them to make a maximum contribution to the success of the Company and its subsidiaries.
Section 1.2  Definitions.
As used in the Plan, the following terms shall have the following meanings:
(a)    “2016 Effective Date” shall mean January 1, 2016.
(b)    “Annual LID Grant” shall have the meaning set forth in Section 2.1(d).
(c)    “Annual RSU Grant” shall have the meaning set forth in Section 2.1(a).
(d)    “Award” shall mean any Director RSU or Dividend Equivalent.
(e)    “Board” shall mean the Board of Directors of the Company.
(f)    “Class B Common Stock” shall mean the shares of Class B Common Stock, par value $0.001 per share, of the Company.
(g)    “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder from time to time.
(h)    “Company” shall have the meaning set forth in Section 1.1.
(i)    “Deferred Compensation Plan” means the Viacom Inc. Deferred Compensation Plan for Outside Directors, as may be amended from time to time.
(j)    “Director RSUs” shall mean a contractual right granted to a Participant pursuant to Article II to receive shares of Class B Common Stock, subject to the terms and conditions set forth in the Plan. Director RSUs shall be settled exclusively in Class B Common Stock, with fractional shares payable in cash.
(k)    “Dividend Equivalent” shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Class B Common

Stock as set forth in Article III below. Payment in respect of Dividend Equivalents upon settlement shall be in shares of Class B Common Stock except as set forth in Article III below.
(l)    “Elective RSU Grant” shall have the meaning set forth in Section 2.1(e).
(m)    “Fair Market Value” of a share of Class B Common Stock on a given date shall be the closing price on such date on the NASDAQ Global Select Market or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) as the 4:00 p.m. (New York time) closing price or as reported by any other authoritative source selected by the Company. If such date is not a business day on which the Fair Market Value can be determined, then the Fair Market Value shall be determined as of the last preceding business day on which the Fair Market Value can be determined.
(n)    “Initial LID Grant” shall have the meaning set forth in Section 2.1(c).
(o)    “Lead Independent Director” shall have the meaning set forth in Section 2.1(c).
(p)    “LID Grants” shall have the meaning set forth in Section 2.1(d).
(q)    “Outside Director” shall mean any member of the Board who is not an employee of the Company or any of its Subsidiaries, except that the Chairman Emeritus shall not be deemed to be an Outside Director.
(r)    “Participant” shall mean any Outside Director to whom Awards have been granted under the Plan.
(s)    “Plan” shall have the meaning set forth in Section 1.1.
(t)    “Stock Option Plan” shall mean the Viacom Inc. 2011 Stock Option Plan for Outside Directors.
(u)     “Stock Unit Account” shall have the meaning assigned to such term in the Deferred Compensation Plan.
(v)    “Subsidiary” shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).
(w)    “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity all or a portion of the assets or equity of which is acquired by the Company, with which the Company merges or otherwise combines or from which the Company is spun-off or otherwise separated.
Section 1.3  Administration of the Plan.
The Plan shall be administered by the members of the Board and such Board members shall determine all questions of interpretation, administration and application of the Plan. References in the Plan to actions or determinations by the Board will be understood to mean actions or determinations by those members of the Board responsible for administering the Plan. Such Board members' determinations shall be final and binding in all matters relating to the Plan.

Section 1.4  Eligible Persons.
Awards shall be granted only to Outside Directors.
Section 1.5  Class B Common Stock Subject to the Plan.
Subject to adjustment in accordance with the provisions of Article IV hereof, the maximum number of shares of Class B Common Stock that may be issued during the five-year period starting on the 2016 Effective Date shall be 500,000 shares. Any shares of Class B Common Stock underlying Substitute Awards shall not be counted against this limit. The shares of Class B Common Stock shall be made available from authorized but unissued shares of Class B Common Stock or from shares of Class B Common Stock issued and held in the treasury of the Company. The settlement of any Awards under the Plan in any manner shall result in a decrease in the number of shares of Class B Common Stock which thereafter may be issued for purposes of this Section 1.5 by the number of shares issued upon such settlement. Shares of Class B Common Stock with respect to which Awards lapse, expire or are cancelled without being settled or are otherwise terminated may be regranted under the Plan.
ARTICLE II
RESTRICTED SHARE UNITS
Section 2.1  Grants of Restricted Share Units; Settlement Election.
(a)    On January 31st of each year until the Plan terminates in accordance with the terms hereof, each Outside Director shall automatically be granted a number of Director RSUs determined by dividing (i) $175,000 by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant (an “Annual RSU Grant”).
(b)    The Annual RSU Grants shall not be prorated and persons who become Outside Directors after the date of a particular Award shall first become eligible to receive an Award under the Plan as of the date of the next Annual RSU Grant.
(c)    In connection with the election of a Lead Independent Director of the Board (the “Lead Independent Director”), the Board may authorize a grant to the Lead Independent Director of a number of Director RSUs determined by dividing (i) $50,000 (or such lesser amount as the Board may determine) by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant (an “Initial LID Grant”).
(d)    On January 31st of each year until the Plan terminates in accordance with the terms hereof, in addition to any Annual RSU Grant granted in accordance with paragraph 2.1(a) above, the Lead Independent Director shall automatically be granted a number of Director RSUs determined by dividing (i) $50,000 by (ii) the Fair Market Value of one share of Class B Common Stock on the date of grant (an “Annual LID Grant” and together with the “Initial LID Grant,” the “LID Grants”).
(e)    On the first day of each calendar quarter, each Outside Director who has made an election under the Deferred Compensation Plan to defer fees in the form of Director RSUs shall automatically be granted a number of Director RSUs determined by dividing (i) the dollar amount of the balance in such Outside Director’s Stock Unit Account as of the first day of such calendar quarter, as determined under Section 3(b) of the Deferred Compensation Plan by (ii) the Fair Market Value of one share of Class B Common Stock on the first day of such calendar quarter (an “Elective RSU Grant”).

(f)    In addition to shares delivered in settlement of Annual RSU Grants, LID Grants and Elective RSU Grants, shares subject to the Plan shall be available to satisfy the Company’s obligations pursuant to Section 3(c) of the Deferred Compensation Plan and pursuant to Article III hereof.
(g)    The Company shall periodically issue (or arrange for the issuance of) statements or other communications to Participants advising them of grants and vesting of Director RSUs.
Section 2.2  Vesting.
Director RSUs shall be settled only to the extent the Participant is vested therein. Subject to Section 2.3(b), each Annual RSU Grant and LID Grant shall vest on the first anniversary of the relevant date of grant. Each Elective RSU Grant shall be vested in full upon grant.
Section 2.3  Settlement of Restricted Share Units.
(a)    Settlement. All restrictions contained in the Plan or any supplemental documentation relating to Director RSUs shall lapse as follows: (i) in the case of Annual RSU Grants and LID Grants, on the date on which Director RSUs included in the relevant Annual RSU Grant and LID Grants vest; and (ii) in the case of Elective RSU Grants, on the applicable payment date determined in accordance with the Outside Director’s payment election made pursuant to the Deferred Compensation Plan. Upon the lapse of such restrictions, Director RSUs shall be payable in shares of Class B Common Stock, with any fractional shares payable in cash, and shall be evidenced in such manner as the Board in its discretion shall deem appropriate, including, without limitation, book-entry registration. Any fractional shares of Class B Common Stock to which a Participant becomes entitled shall not be settled by delivery of shares but instead shall be paid in cash, based on the Fair Market Value of the Class B Common Stock on the date of payment.
(b)    Settlement in the Event of Termination of Services. If the services of a Participant as a director of the Company terminate for any reason, the Participant shall forfeit all unvested Director RSUs as of the date of such event.
(c)    Deferral of Settlement. Notwithstanding Section 2.3(a), a Participant may elect to defer settlement of any or all Director RSUs included in an Annual RSU Grant or in an LID Grant to a date subsequent to the vesting date of such Director RSUs, provided that such election to defer is made no later than December 31 of the taxable year prior to the year in which the Outside Director performs the services for which such Director RSUs are granted. Settlement of any such deferred Director RSUs shall be made in a single distribution or three or five annual installments in accordance with the Participant's deferral election. The single distribution or first annual installment, as applicable, will be payable on the later of (i) six months following the date of the Participant's termination of services as a director of the Company for any reason or (ii) January 31 of the calendar year following the calendar year in which the Participant's services as a director of the Company terminate for any reason.
ARTICLE III
DIVIDEND EQUIVALENTS
Section 3.  Dividend Equivalents.
(a)    General. The Participant shall be entitled to receive Dividend Equivalents on the Director RSUs in the event the Company pays a regular cash dividend with respect to the Class B Common Stock. The Company shall maintain a bookkeeping record that credits the dollar amount of the

Dividend Equivalents to a Participant's account on the date that it pays such regular cash dividend on the shares of Class B Common Stock.
(b)    Dividend Equivalents on Annual RSU Grants and LID Grants. Dividend Equivalents shall accrue on the Director RSUs included in Annual RSU Grants and in LID Grants until the Director RSUs vest. Except to the extent that the Participant has made a deferral election pursuant to Section 2.3(c) above, upon vesting the Dividend Equivalents shall be paid in shares of Class B Common Stock determined by dividing (i) the aggregate amount credited in respect of such Dividend Equivalents by (ii) the Fair Market Value on the vesting date, with any fractional shares resulting from this calculation paid in cash. If, however, the Participant has made an election to defer settlement of Director RSUs, then the Dividend Equivalents related to such Director RSUs will not be paid when the Director RSUs vest but instead will be credited to the Participant’s account as additional whole and/or fractional Director RSUs based on the Fair Market Value of the Class B Common Stock on the vesting date and will be settled when the related Director RSUs are settled. Payment of Dividend Equivalents that have been credited to the Participant's account will not be made with respect to any Director RSUs that do not vest and are cancelled. If the Participant elects to defer settlement of the Director RSUs included in an Annual RSU Grant or in an LID Grant pursuant to Section 2.3(c) above, the Participant will continue to earn Dividend Equivalents on the deferred Director RSUs (including any deferred Director RSUs that resulted from crediting Dividend Equivalents on the vesting date, or any subsequent date, pursuant to this Section 3(b)) through the settlement date. All such Dividend Equivalents credited to the Participant's account with respect to deferred Director RSUs shall be converted, on the first day of the first calendar quarter commencing after the dividend payment date (or if the dividend payment date is the first day of a calendar quarter, on the dividend payment date), into additional whole and/or fractional Director RSUs, based on the Fair Market Value of the Class B Common Stock on such first day of the relevant calendar quarter. Such additional Director RSUs shall be deferred subject to the same terms and conditions (including payment schedule) as the Director RSUs to which the Dividend Equivalents originally related.
(c)    Dividend Equivalents on Elective RSU Grants. Dividend Equivalents shall accrue on Director RSUs included in Elective RSU Grants through the relevant settlement date. All such Dividend Equivalents credited to the Participant's account shall be converted, as of the first day of the first calendar quarter commencing after the dividend payment date (or if the dividend payment date is the first day of a calendar quarter, on the dividend payment date), into additional whole and/or fractional Director RSUs, based on the Fair Market Value of the Class B Common Stock on such first day of the relevant calendar quarter. Such additional Director RSUs shall be subject to the same terms and conditions (including payment schedule) as the Director RSUs to which the Dividend Equivalents originally related.
(d)    Settlement of Cash Balance. The aggregate dollar amount of Dividend Equivalents on deferred Director RSUs and Director RSUs included in Elective RSU Grants that have not yet converted to additional Director RSUs at the time any such Director RSUs are settled shall be paid in shares of Class B Common stock determined by dividing (i) the aggregate amount of such unconverted Dividend Equivalents credited on the Director RSUs that are being settled by (ii) the Fair Market Value on the settlement date, with any fractional shares resulting from this calculation paid in cash.

ARTICLE IV
EFFECT OF CERTAIN CORPORATE CHANGES
In the event of any merger, consolidation, stock‑split, dividend (other than a regular cash dividend), distribution, combination, recapitalization, reclassification, reorganization, split-off or spin-off that changes the character or amount of the shares of Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Board shall make such proportionate adjustments to (i) the number and kind of securities subject to any outstanding Awards, (ii) the number and kind of securities subject to the Annual RSU Grants, LID Grants and Elective RSU Grants, and (iii) the maximum number and kind of securities available for issuance under the Plan referred to in Section 1.5, in each case, as it deems appropriate. The Board may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve, but not increase, the benefits or potential benefits intended to be made available hereunder upon the occurrence of any of the foregoing events. The Board's determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants. Adjustments under this Article shall be conducted in a manner consistent with any adjustments under the Stock Option Plan.
ARTICLE V
SUBSTITUTE AWARDS
Notwithstanding any terms or conditions of the Plan to the contrary, the Board may provide for Substitute Awards under the Plan upon assumption of, or in substitution for, outstanding awards previously granted to a director by a company or other entity all or a portion of the assets or equity of which is acquired by the Company, with which the Company mergers or otherwise combines or from which the Company is spun-off or otherwise separated. Notwithstanding any terms or conditions of the Plan to the contrary, Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, expiration, payment, forfeiture, and the consequences of termination of employment and changes in control, as the awards that they replace.
ARTICLE VI
MISCELLANEOUS
Section 6.1  No Right to Re-election.
Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company's stockholders, nor confer upon any Participant the right to remain a member of the Board for any period of time, or at any particular rate of compensation.
Section 6.2  Restriction on Transfer.
The rights of a Participant with respect to any Awards under the Plan shall not be transferable by the Participant to whom such Awards are granted, except (i) by will or the laws of descent and distribution, (ii) upon prior notice to the Company, for transfers to members of the Participant's immediate family or trusts whose beneficiaries are members of the Participant's immediate family, provided, however, that such transfer is being made for estate and/or tax planning purposes without consideration being received therefor, (iii) upon prior notice to the Company, for transfers to a former spouse incident to a divorce or (iv) for such other transfers as the Board may approve, subject to any conditions and limitations that it may, in its sole discretion, impose.
Section 6.3  Stockholder Rights.
No grant of an Award under the Plan shall entitle a Participant, a Participant's estate or a permitted transferee to any rights of a holder of shares of Class B Common Stock, except upon the delivery of shares through book-entry registration upon settlement of an Award and as provided in Section 2.3.
Section 6.4  No Restriction on Right of Company to Effect Corporate Changes.
The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Class B Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
Section 6.5  Headings.
The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
Section 6.6  Governing Law.
The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.
ARTICLE VII
AMENDMENT AND TERMINATION
The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, amend the provisions for determining the amount of Director RSUs to be issued to an Outside Director, provided, however, that any amendment which under the requirements of applicable law or under the rules of the NASDAQ Global Select Market or other principal stock exchange on which the shares of Class B Common Stock are then listed must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule; and no alteration, amendment, suspension or termination of the Plan that would adversely affect a Participant's rights under the Plan with respect to any Award made prior to such action shall be effective as to such Participant unless he or she consents thereto, provided, however, that no such consent shall be required if the Board determines in its sole discretion that any such alteration, amendment, suspension or termination is necessary or advisable to comply with any law, regulation, ruling, judicial decision or accounting standards or to ensure that Director RSUs or Dividend Equivalents are not subject to federal, state or local income tax prior to settlement.

ARTICLE VIII
EFFECTIVE DATE
The Plan is effective as of January 1, 2016 and approval of the Company’s stockholders was obtained at the Company’s 2015 annual meeting of stockholders. Unless earlier terminated in accordance with Article VII above, the Plan shall terminate on the fifth anniversary of the 2016 Effective Date, and no further Awards may be granted hereunder after such date.